Exhibit 99.(e)(i)(m)

TENTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This tenth amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between AIM ETF Products Trust (the “Trust”) and Foreside Fund Services, LLC (“ACA Foreside”) is entered into as of March 6, 2026 (the “Effective Date”).

WHEREAS, Trust and ACA Foreside (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Fund list; and

WHEREAS, Section 8(d) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	All references in the Agreement to the address of ACA Foreside as Three Canal Plaza, Suite 100, Portland, ME 04101 are hereby deleted in their entirety and replaced by 190 Middle Street, Suite 301, Portland, ME 04101.

4.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AIM ETF PRODUCTS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Brian Muench	By:	/s/ Teresa Cowan
	Brian Muench, President		Teresa Cowan, President

By:	/s/ Mike Tanski
Mike Tanski, Vice President, Operations

EXHIBIT A

AllianzIM U.S. Equity Buffer10 Apr ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Apr ETF)

AllianzIM U.S. Equity Buffer20 Apr ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Apr ETF)

AllianzIM U.S. Equity Buffer10 Jul ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Jul ETF)

AllianzIM U.S. Equity Buffer20 Jul ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Jul ETF)

AllianzIM U.S. Equity Buffer10 Oct ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Oct ETF)

AllianzIM U.S. Equity Buffer20 Oct ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Oct ETF)

AllianzIM U.S. Equity Buffer10 Jan ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Jan ETF)

AllianzIM U.S. Equity Buffer20 Jan ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Jan ETF)

AllianzIM U.S. Equity Buffer10 Nov ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Nov ETF)

AllianzIM U.S. Equity Buffer20 Nov ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Nov ETF)

AllianzIM U.S. Equity Buffer10 Dec ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Dec ETF)

AllianzIM U.S. Equity Buffer20 Dec ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Dec ETF)

AllianzIM U.S. Equity Buffer10 Feb ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Feb ETF)

AllianzIM U.S. Equity Buffer20 Feb ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Feb ETF)

AllianzIM U.S. Equity Buffer10 Mar ETF(fka: AllianzIM U.S. U.S. Large Cap Buffer10 Mar ETF)

AllianzIM U.S. Equity Buffer20 Mar ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Mar ETF)

AllianzIM U.S. Equity Buffer10 May ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 May ETF)

AllianzIM U.S. Equity Buffer20 May ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 May ETF)

AllianzIM U.S. Equity Buffer10 Jun ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Jun ETF)

AllianzIM U.S. Equity Buffer20 Jun ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Jun ETF)

AllianzIM U.S. Equity Buffer10 Aug ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Aug ETF)

AllianzIM U.S. Equity Buffer20 Aug ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Aug ETF)

AllianzIM U.S. Equity Buffer10 Sep ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Sep ETF)

AllianzIM U.S. Equity Buffer20 Sep ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Sep ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Jan/Jul ETF (fka: AllianzIM U.S. 6 Month Buffer10 Jan/Jul ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Apr/Oct ETF (fka: AllianzIM U.S. 6 Month Buffer10 Apr/Oct ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Feb/Aug ETF (fka: AllianzIM U.S. 6 Month Buffer10 Feb/Aug ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Mar/Sep ETF AllianzIM (fka: AllianzIM U.S. 6 Month Buffer10 Mar/Sep ETF)

AllianzIM U.S. Equity 6 Month Buffer10 May/Nov ETF (fka: AllianzIM U.S. 6 Month Buffer10 May/Nov ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Jun/Dec ETF (fka: AllianzIM U.S. 6 Month Buffer10 Jun/Dec ETF)

AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF (fka: AllianzIM U.S. Large Cap 6 Month Floor5 Jan/Jul ETF)

AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF (fka: AllianzIM U.S. Large Cap 6 Month Floor5 Apr/Oct ETF)

AllianzIM U.S. Equity Buffer15 Uncapped Apr ETF

AllianzIM U.S. Equity Buffer15 Uncapped May ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jun ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF

AllianzIM U.S. Equity Buffer15 Uncapped Aug ETF

AllianzIM U.S. Equity Buffer15 Uncapped Sep ETF

AllianzIM U.S. Equity Buffer15 Uncapped Oct ETF

AllianzIM U.S. Equity Buffer15 Uncapped Nov ETF

AllianzIM U.S. Equity Buffer15 Uncapped Dec ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jan ETF

AllianzIM U.S. Equity Buffer15 Uncapped Feb ETF

AllianzIM U.S. Equity Buffer15 Uncapped Mar ETF

AllianzIM 6 Month Buffer10 Allocation ETF

AllianzIM Buffer20 Allocation ETF

AllianzIM Buffer15 Uncapped Allocation ETF

AllianzIM U.S. Equity Buffer100 Protection ETF

AllianzIM U.S. Equity Buffer15 ETF

AllianzIM International Equity Buffer15 Uncapped Oct ETF

AllianzIM International Equity Buffer15 Uncapped Jan ETF

AllianzIM International Equity Buffer15 Uncapped Apr ETF

AllianzIM International Equity Buffer15 Uncapped Jul ETF

AllianzIM U.S. Equity Buffer5 ETF

AllianzIM Growth-100 Buffer5 ETF

AllianzIM Growth-100 Buffer15 ETF

AllianzIM International Equity Buffer5 ETF

AllianzIM International Equity Buffer15 ETF

AllianzIM U.S. Small Cap Buffer5 ETF

AllianzIM U.S. Small Cap Buffer5 ETF